Exhibit 99.1

Harrow Announces First Quarter 2026 Financial Results

First Quarter 2026 and Selected Highlights:

●	VEVYE® delivered record new and total prescription performance (despite an approximate 18% decline in the overall branded dry eye category)
●	VEVYE demand growth on track to deliver 2026 revenue of over $100 million
●	Quarterly revenue of $44.2 million, including a non-recurring gross-to-net revenue adjustment connected to new VEVYE commercial coverage, which lowered Q1 revenue by approximately $8 million
●	IHEEZO® unit demand increased 18% year-over-year, with 82% of units from retina accounts
●	TRIESENCE® unit demand more than doubled year-over-year, the sixth consecutive quarter of growth
●	Second Quarter revenue expected between $71 million and $81 million
●	Full-year 2026 revenue guidance reaffirmed at $350 million to $365 million
●	Cash and cash equivalents of $94.6 million as of March 31, 2026

NASHVILLE, Tenn., May 11, 2026 – Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, announced results for the first quarter ended March 31, 2026. The Company also posted its first-quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website at harrow.com. The Company encourages Harrow stockholders to review these documents, which provide additional details concerning the historical results and future expectations for the business.

“The demand for Harrow’s key products has never been stronger, and our visibility into our demand trajectory – across our portfolio – keeps us entirely on track to reach our forecasted financial goals for the year,” said Mark L. Baum, Chief Executive Officer of Harrow. “Although our first-quarter reported revenue reflects an estimated $8 million gross-to-net reduction associated with our new commercial coverage for VEVYE, this adjustment does not reflect the profitable, recurring, and significant patient base established during the quarter. Harrow is now positioned to realize the full financial benefits of this coverage relationship beginning in Q2 2026.”

Baum continued, “Prior to the quarter, we established business rules with specific assumptions regarding these new VEVYE commercial patients. As the period unfolded, the surge in demand among patients with high-deductible plans significantly outpaced our initial models. This created temporary gross-to-net pressure, which was resolved through business rules adjustments. With these rules now in place, we are now positioned to realize the expected financial benefit of our expanded commercial access, and we are already seeing highly encouraging net pricing indicators early in the second quarter.”

“Our core commercial engine is accelerating. VEVYE delivered record prescription performance and has officially surpassed XIIDRA on a monthly total prescription basis. Across our key growth drivers - VEVYE, IHEEZO, and TRIESENCE - we are seeing robust prescriber adoption, expanding market share, and durable momentum. With our expanded commercial organization now fully deployed, we remain highly confident in our ability to deliver on our 2026 revenue guidance of $350 million to $365 million.”

Harrow Announces First Quarter 2026 Financial Results

May 11, 2026

Key First Quarter Demand Indicators:

VEVYE:

●	Prescription growth of approximately 170% sequentially within our new national pharmacy benefit manager’s Tier 1 accounts
●	Record quarterly prescription performance, with NRx up 25% and TRx up 11% quarter-over-quarter, despite a decline in the overall branded dry eye market
●	Surpassed XIIDRA on a monthly TRx basis, achieving approximately 14% market share as of the end of March 2026

IHEEZO:

●	Unit demand increased 18% year-over-year, with March 2026 up 34% versus the prior-year period
●	Retina accounts represented approximately 82% of total volume, reflecting continued strength in the core market
●	Ordering accounts continued to expand, driven by growing adoption across both retina and in-office procedural settings

TRIESENCE:

●	Unit demand more than doubled year-over-year, increasing 136% versus the prior-year period
●	Sixth consecutive quarter of growth, supported by continued expansion of the customer base, including 195 new accounts in the quarter, representing approximately 28% of total ordering accounts

First Quarter 2026 Financial Results:

	For the Three Months Ended March 31,
	2026	2025
Total revenues	$44,203,000	$47,831,000
Gross margin	61%	68%
Net loss	(27,602,000)	(17,780,000)
Adjusted EBITDA(1)	(12,659,000)	(1,985,000)
Net loss per share, basic and diluted	(0.74)	(0.50)

(1)	Adjusted EBITDA is a non-GAAP measure. For additional information, including a reconciliation of Adjusted EBITDA to the most directly comparable measure presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables at the end of this release.

Conference Call and Webcast

Harrow will host a conference call to discuss the results at 8:00 a.m. ET on Tuesday, May 12, 2026. Participants can access the live webcast of Harrow’s presentation on the “Investors” page of Harrow’s website. A replay of the webcast will be available on the Company’s website for one year.

To participate via telephone, please register in advance using this link. Upon registration, all telephone participants will receive a confirmation email with detailed instructions, including a unique dial-in number and PIN, to access the call.

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Harrow Announces First Quarter 2026 Financial Results

May 11, 2026

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma, and a range of other ocular surface conditions and retina diseases. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes. For more information about Harrow, please visit harrow.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward—looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration relating to compliance and quality plans at our outsourcing facility in New Jersey; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking-statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking-statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Mike Biega, VP of Investor Relations and Communications

mbiega@harrowinc.com

617-913-8890

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Harrow Announces First Quarter 2026 Financial Results

May 11, 2026

HARROW, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025

ASSETS
Cash and cash equivalents	$94,644,000	$72,927,000
All other current assets	131,740,000	138,823,000
Total current assets	226,384,000	211,750,000
All other assets	193,159,000	187,732,000
TOTAL ASSETS	$419,543,000	$399,482,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$91,439,000	$96,302,000
Loans payable, net of unamortized debt discount	292,087,000	243,184,000
All other liabilities	7,666,000	7,905,000
TOTAL LIABILITIES	391,192,000	347,391,000
TOTAL STOCKHOLDERS’ EQUITY	28,351,000	52,091,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$419,543,000	$399,482,000

HARROW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2026	2025
Total revenues	$44,203,000	$47,831,000
Cost of sales	(17,158,000)	(15,524,000)
Gross profit	27,045,000	32,307,000
Selling, general and administrative	43,230,000	40,513,000
Research and development	5,895,000	3,026,000
Total operating expenses	49,125,000	43,539,000
Loss from operations	(22,080,000)	(11,232,000)
Interest expense, net	(5,497,000)	(6,548,000)
Income tax expense	(25,000)	-
Net loss	$(27,602,000)	$(17,780,000)
Net loss per share:
Basic and diluted	$(0.74)	$(0.50)

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Harrow Announces First Quarter 2026 Financial Results

May 11, 2026

HARROW, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2026	2025
Net cash provided by (used in):
Operating activities	$(8,992,000)	$19,668,000
Investing activities	(18,203,000)	(212,000)
Financing activities	48,912,000	23,000
Net change in cash and cash equivalents	21,717,000	19,479,000
Cash and cash equivalents at beginning of the period	72,927,000	47,247,000
Cash and cash equivalents at end of the period	$94,644,000	$66,726,000

Non-GAAP Financial Measures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

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Harrow Announces First Quarter 2026 Financial Results

May 11, 2026

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss), excluding the effects of stock-based compensation and expenses, impairment of intangible assets, interest, taxes, depreciation, amortization, investment loss, net, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net income (loss). Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net income (loss) as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net income (loss), for the three months ended March 31, 2026 and for the same period in 2025:

HARROW, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2026	2025
GAAP net loss	$(27,602,000)	$(17,780,000)
Stock-based compensation and expenses	3,837,000	4,556,000
Interest expense, net	5,497,000	6,548,000
Income tax expense	25,000	-
Depreciation	455,000	465,000
Amortization of intangible assets	5,129,000	4,226,000
Adjusted EBITDA	$(12,659,000)	$(1,985,000)

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